EXHIBIT 5.1

LAW OFFICES OF DAN BRECHER

99 Park Avenue, 16th Floor

New York, New York 10016

Telephone: 212-286-0747

Facsimile: 212-808-4155

e-mail: brecherlaw@compuserve.com

February 5, 2009

Media Sciences International, Inc.

8 Allerman Road

Oakland, NJ 07436

Re:	Media Sciences International, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

As legal counsel to Media Sciences International, Inc., a Delaware corporation (the “Company”), we are rendering this opinion in connection with the registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 1,250,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), which are issuable pursuant to the Media Sciences International, Inc. 2009 Stock Incentive Plan (the “Plan”).

As counsel for the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. As to various questions of fact material to such opinion, we have relied, to the extent we deemed appropriate, upon representations, statements and certificates of officers and representatives of the Company and others.

Based on our examination mentioned above, we are of the opinion that the Shares, will be, when issued and sold in the manner contemplated by the Plan, legally and validly issued, and fully paid and nonassessable under the laws of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Law Offices of Dan Brecher
LAW OFFICES OF DAN BRECHER